ASSET PURCHASE AGREEMENT

            ASSET PURCHASE AGREEMENT dated as of March 25, 1998, between MACK-CALI REALTY, L.P. a Delaware limited partnership ("Acquiror"), and PACIFICA HOLDING COMPANY LLC, a Colorado limited liability corporation ("Contributor").

            Section 15. Defined Terms

            15.1 Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

            "Acquiror Indemnified Parties" has the meaning set forth in Section 6.1.

            "Acquiror Transaction Documents" mean this Agreement and the Assignment and Assumption Agreement.

            "Affiliate" means any of Mack-Cali Realty Corporation, a Maryland corporation ("Mack-Cali Realty Corporation") or any corporate or partnership entity affiliated with, or related to, Acquiror or Mack-Cali Realty Corporation.

            "Agreement" means this Agreement and includes all of the schedules and exhibits annexed hereto.

            "Assumed Liabilities" means all liabilities arising after the Closing under the Management Contracts.

            "Assignment and Assumption Agreement" means an assignment and assumption agreement with respect to the Assumed Liabilities in the form of Exhibit A hereto.

            "Bill of Sale" means a bill of sale in the form of Exhibit B hereto.

            "Business Day" means any day that is not a Saturday, Sunday or statutory holiday in the State of Colorado.

            "Closing" means the closing of the purchase and sale of the Transferred Assets and the other transactions contemplated by this Agreement.

            "Closing Date" means March 25, 1998 or such other date as is mutually acceptable to Acquiror and Contributor.

            "Consents" shall mean those consents set forth on Schedule 3.3 hereto.

            "Contribution Agreements" means the Contribution Agreements of even date herewith between Contributor, Acquiror and the other parties signatory thereto.

            "Contributor Indemnified Parties" has the meaning set forth in
Section 6.1.

            "Contributor Transaction Documents" means, collectively, this Agreement, the Assignment and Assumption Agreement and the Bill of Sale.

            "Encumbrance" means any lien, pledge, option, charge, easement, security interest, right-of-way or similar restriction or encumbrance.

            "Excluded Assets" means any assets of Contributor exclusively relating to any business unrelated to the Management Contracts other than the Transferred Assets.

            "Excluded Liabilities" means all liabilities or obligations of Contributor of whatever nature, whether known or unknown, absolute or contingent or otherwise other than the Assumed Liabilities, including but not limited to the liabilities set forth on Schedule 1.1(a).

            "Losses" means any and all loss, claim, damage, suit, action, cause of action, liability, penalty, judgment, decree, cost and expense (including, without limitation, reasonable attorneys' fees and costs).

            "Management Contracts" shall mean the Pacifica Management Contracts and the Third Party Management Contracts.

            "Pacifica Management Contracts" means the contracts identified as such on Schedule 1.1(b).

            "Permitted Encumbrances" has the meaning set forth in Section 3.5.

            "Purchase Price" has the meaning set forth in Section 2.2.

            "Third Party Management Contracts" means the contracts identified as such on Schedule 1.1(b).

            "Transferred Assets" means all of Contributor's right, title and interest in and to (i) all rights under the Management Contracts existing after the Closing Date, (ii) all machinery, equipment, furniture, fixtures, supplies and other assets set forth on Schedule 1.1(c) hereto (collectively, the "Equipment"); (iii) all books and records (other than minute books and original documents and records relating to the corporate existence of Contributor and federal and state tax returns and supporting documents) relating to the Management Contracts and the Equipment (provided that Contributor may retain copies thereof and original records which Contributor is required to maintain as a matter of law (which Acquiror shall have unrestricted access to for a period of time equivalent to the statutory retention period of such records)); and (iv) all goodwill associated with the foregoing.

            Capitalized terms used herein and not otherwise defined have the meanings set forth for such terms in the Contribution Agreements.

            Section 16. Purchase and Sale of Assets; Tax Matters

            16.1 Transferred Assets. Subject to the terms and conditions set forth in this Agreement, Contributor shall sell, transfer, convey, assign and deliver to Acquiror, and Acquiror shall purchase and acquire from Contributor, on the Closing Date, all of the Transferred Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

            16.2 Purchase Price. Subject to Section 2.3, the purchase price for the Transferred Assets (the "Purchase Price") shall consist of (i) a cash payment equal to $10,000 to Contributor by wire transfer of immediately available federal funds to an account specified by Contributor in writing and
(ii) the assumption by Acquiror of the Assumed Liabilities.

            16.3 Purchase Price Adjustment. All revenues and expenses with respect to the Transferred Assets, and applicable to the period of time before and after Closing, determined in accordance with sound accounting principles consistently applied, shall be allocated between Contributor and Acquiror as provided herein. Contributor shall be entitled to all revenue and shall be responsible for all expenses accruing during the period of time up to and including the Closing Date, and Acquiror shall be entitled to all revenue and shall be responsible for all expenses accruing during the period of time from and after the Closing Date. Acquiror shall pay all use taxes in connection with the sale of the Transferred Assets.

            16.4 The Closing. The Closing shall take place on the Closing Date at a location to be mutually and reasonably agreed upon by Acquiror and Contributor. At the Closing, the parties hereto shall make the deliveries described below, provided that the obligation of each to do so shall depend upon the performance by the other party of its obligations hereunder:

                  (a)   Contributor shall deliver to Acquiror the following

                        (which shall be in form and substance reasonably satisfactory to Acquiror):

                        (i)   the Assignment and Assumption Agreement;

                        (ii) a Bill of Sale and such other instruments of transfer and conveyance as shall be effective to vest in Acquiror good and marketable title to the tangible personal property included in the Transferred Assets held by Contributor free and clear of all Encumbrances other than Permitted Encumbrances;

                        (iii) the Consents;

                        (iv) such other documents as may be reasonably necessary to consummate the transactions contemplated hereby.

                  (b)   Acquiror shall deliver to Contributor the following:

                        (i)   the Assignment and Assumption Agreement;

                        (ii) a wire transfer of immediately available funds in the amount set forth in Section 2.2; and

                        (iii) such other documents as may be reasonably
                              necessary to consummate the transactions contemplated hereby.

            16.5 Allocation of Purchase Price. Contributor and Acquiror agree to allocate the Purchase Price among the Transferred Assets as set forth on
Schedule 2.5. Contributor and Acquiror shall report for tax and other relevant purposes (and shall defend in any tax audit or contest) the sale of the Transferred Assets in a manner consistent with such allocation. Contributor and Acquiror agree to execute an Internal Revenue Service Form 8594 reflecting such allocation.

            16.6 Further Assurances. From time to time after the Closing, Contributor will execute and deliver to Acquiror such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by Acquiror or its counsel in order to vest in Acquiror all right, title and interest of Contributor in and to the Transferred Assets and otherwise in order to carry out the purpose and intent of this Agreement.

            Section 17. Representations And Warranties of Contributor

            Contributor represents and warrants to Acquiror as follows:

            17.1 Organization and Authorization. Contributor is a limited liability company duly organized, validly existing in good standing under the laws of the State of Colorado. Contributor has all requisite corporate power and authority to enter into the Contributor Transaction Documents and to perform fully its obligations hereunder and thereunder. The execution and delivery of the Contributor Transaction Documents and the performance by Contributor of its obligations hereunder have been duly and validly authorized by all necessary limited liability action. This Agreement is, and when executed and delivered in accordance with this Agreement, each other Contributor Transaction Document will be, a legal, valid and binding obligation of Contributor enforceable in accordance with its terms.

            17.2 Consents and Approvals. No filings with, notices to, or approvals of any governmental or regulatory body are required to be obtained or made by Contributor in connection with the consummation of the transactions contemplated hereby.

            17.3 No Violations. The execution and delivery of the Contributor Transaction Documents and the performance by Contributor of its obligations thereunder do not and will not conflict with or violate any provision of the Articles of Organization or Operating Agreement of Contributor. The execution and delivery of the Contributor Transaction Documents and the performance by Contributor of its obligations thereunder do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any Encumbrance upon the Transferred Assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or
(f) require any authorization, consent (other than the Consents, which are set forth on Schedule 3.3 hereto), approval, exemption or other action by or notice to any court or administrative or governmental body or other third party pursuant to, in each case, any law, statute, rule or regulation to which Contributor is or the Transferred Assets are subject, or any agreement, instrument, order, judgment or decree to which Contributor is or the Acquired Assets are subject.

            17.4 Financial Information. All of Contributor's books and records relating to the Transferred Assets are complete and correct in all material respects and present accurately the material financial information related to the Transferred Assets.

            17.5 Transferred Assets; Title to Assets. All material assets used in connection with Contributor's performance under the Management Contracts are set forth on Schedule 1.1(c). Except as set forth on Schedule 3.5 ("Permitted Encumbrances"), Contributor has good and marketable title to the Transferred Assets held by it free and clear of all Encumbrances, and after the Closing Date the Transferred Assets will be free and clear of all Encumbrances other than Permitted Encumbrances.

            17.6 Compliance with Laws. Contributor's business has been operated in compliance in all material respects with all applicable laws and regulations of governmental authorities.

            17.7 Litigation. Except as set forth on Schedule 3.7, there are no material claims, actions, suits, approvals, investigations, complaints or proceedings pending or, to Contributor's knowledge, threatened before any court, arbitrator or administrative, governmental or regulatory authority or body with respect to the business of Contributor relating to the Transferred Assets nor are the Transferred Assets subject to any material order, judgment, writ, injunction or decree.

            17.8 Management Contracts. True and correct copies of each Management Contract have been provided to Acquiror or will be provided to Acquiror prior to Closing, and the information set forth on Schedule 1.1(b) is true and correct. Neither Contributor nor, to the knowledge of Contributor, any other party to any Management Contract, agreement or instrument, is in default of the terms thereof.

            17.9 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Contributor for which Acquiror shall have any responsibility.

            Section 18. Representations and Warranties of Acquiror

            Acquiror represents and warrants to Contributor as follows:

            18.1 Organization and Authorization. Acquiror is a limited partnership duly organized and existing in good standing under the laws of the State of Delaware. Acquiror has all requisite power and authority to enter into the Acquiror Transaction Documents and to assume and perform fully its obligations hereunder and thereunder. The execution and delivery of the Acquiror Transaction Documents and the performance by Acquiror of its obligations thereunder have been duly and validly authorized by all necessary partnership action. This Agreement is, and when executed and delivered in accordance with the terms hereof the other Acquiror Transaction Documents will be, a valid and binding obligation of Acquiror enforceable in accordance with its terms.

            18.2 No Violations. The execution and delivery of the performance of the Acquiror Transaction Documents by Acquiror of its obligations thereunder do not and will not conflict with or violate any provision of the Second Amended and Restated Agreement of Limited Partnership of the Acquiror. Except for such of the following as, individually or in the aggregate, will not have a material adverse effect on Acquiror's ability to consummate the transactions contemplated hereby, the execution and delivery of the Acquiror Transaction Documents and the performance by Acquiror of its obligations thereunder do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon its assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body or any third party pursuant to, in each case, any law, statute, rule or regulation or any agreement, instrument, order, judgment or decree to which Acquiror is subject.

            18.3 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror for which Contributor shall have any responsibility.

            Section 19. Conditions to Closing

            19.1 Obligation of Acquiror to Close. The obligation of Acquiror to close the transactions contemplated hereby shall be subject to the fulfillment and satisfaction, prior to or at the Closing, of the following conditions, or the written waiver thereof by Acquiror:

                  (a) No Injunction. No injunction or restraining order shall be in effect which forbids or enjoins the consummation of the transactions contemplated by this Agreement, no proceedings for such purpose shall be pending, and no federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby.

                  (b) Approvals. All governmental and third party approvals, consents, permits or waivers necessary for consummation of the transactions contemplated by this Agreement or the financing thereof, and all Governmental Permits required for the use by Acquiror of the Transferred Assets, shall have been obtained in form and substance reasonably satisfactory to Acquiror.

                  (c) Material Adverse Change. No material adverse change in the Transferred Assets shall have occurred.

                  (d) Contribution Agreement Closing. The Closing under the Contribution Agreements shall have occurred or be occurring simultaneously with the Closing.

                  (e) Encumbrances. Acquiror shall be satisfied that the Transferred Assets are free and clear of all Encumbrances as of the Closing Date.

                  (f) Management Contracts. Acquiror shall be satisfied, in its sole discretion, that there are no defects in the assignability, enforceability, evidence or existence of any of the Management Contracts.

            19.2 Obligation of Contributor to Close. The obligation of Contributor to close the transactions contemplated hereby shall be subject to the fulfillment and satisfaction, prior to or at the Closing, of the following conditions, or the written waiver thereof by Contributor:

                  (a) No Injunction. No injunction or restraining order shall be in effect which forbids or enjoins the consummation of the transactions contemplated by this Agreement and no federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays such consummation.

                  (b) Contribution Agreement Closing. The Closing under the contribution Agreements shall have occurred or be occurring simultaneously with the Closing.

            Section 20. Miscellaneous

            20.1 Indemnification.

                  (a) Acquiror shall indemnify, defend and hold harmless
            Contributor, and each of its directors, officers, members, affiliates, agents, attorneys, accountants and employees, and each of their respective successors and assigns (all collectively, the "Contributor Indemnified Parties"), of, from and against, any and all loss, claim, damage, suit, action, cause of action, liability, penalty, judgment, decree, cost and expense (including, without limitation, reasonable attorneys' fees and costs), which may at any time be asserted or recovered against or incurred by any such Contributor Indemnified Parties, or any of them, arising from, in connection with, on account of, or relating to any and all debts, liabilities and obligations of Acquiror to any third party or the government, whether fixed or contingent, known or unknown, choate or inchoate, liquidated or unliquidated, secured or unsecured or otherwise, arising after the Closing Date with respect to the Assumed Liabilities.

                  (b) Contributor shall indemnify, defend and hold harmless
            Acquiror, and each of its directors, officers, partners, affiliates, agents, attorneys, accountants and employees, and each of their respective successors and assigns (all collectively, the "Acquiror Indemnified Parties"), of, from and against, any and all loss, claim, damage, suit, action, cause of action, liability, penalty, judgment, decree, cost and expense (including, without limitation, reasonable attorneys' fees and costs), which may at any time be asserted or recovered against or incurred by any such Acquiror Indemnified Parties, or any of them, arising from, in connection with, on account of, or relating to any and all debts, liabilities and obligations of Contributor to any third party or the government, whether fixed or contingent, known or unknown, choate or inchoate, liquidated or unliquidated, secured or unsecured or otherwise, existing on the Closing Date or, except with respect to Assumed Liabilities, arising thereafter.

            20.2 Indemnification Limitation. Notwithstanding Section 6.1 of this Agreement, (i) no claim for indemnification shall be asserted against either Contributor or Acquiror with respect to any single Loss in an amount less than $10,000 (it being understood that all Losses arising from the same operative facts and circumstances shall be deemed a single aggregate Loss); (ii) no amounts shall be payable by Acquiror or Contributor under this Section 6 unless and until the aggregate amount otherwise payable by such Acquiror or Contributor in the absence of this clause exceeds $50,000, in which event all amounts in excess of such amount (but only such amounts in excess) shall be due; and (iii) no claim for indemnification under this Section 6 shall first be asserted after the first anniversary of the Closing Date.

            20.3 Publicity. No press release or other public announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by Contributor and Acquiror, except as required by law.

            20.4 Notices. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes if (i) hand delivered, (ii) sent by a nationally recognized overnight courier for next business day delivery or (iii) sent by confirmed facsimile transmission as follows:

                              If to Acquiror, at:

                                    c/o Mack-Cali Realty Corporation
                                    11 Commerce Drive
                                    Cranford, new Jersey  07016
                                    Attention: Roger W. Thomas, Esq.
                                    Tel: (908) 272-8000
                                    Fax: (908) 272-6755

                              with a copy to:

                                    Pryor, Cashman, Sherman & Flynn
                                    410 Park Avenue
                                    New York, New York  10022
                                    Attention: Wayne B. Heicklen, Esq.
                                    Tel: (212) 326-0425
                                    Fax: (212) 326-0806

                              If to Contributor, at:

                                    Pacifica Holding Company LLC
                                    5975 South Quebec Street
                                    Suite 100
                                    Englewood, CO 80111
                                    Attention: Steve Leonard
                                    Tel: (303) 721-7600
                                    Fax: (303) 721-1122

                              With a copy to:

                                    Brownstein Hyatt Farber & Strickland, P.C.
                                    410 Seventeenth Street, Suite 2200
                                    Denver, Colorado 80202
                                    Attention: Edward Barad
                                    Tel: (303) 534-6335
                                    Fax: (303) 623-1956

Notices shall be deemed properly delivered and received when and if either (i) personally delivered; (ii) on the first business day after deposit with Federal Express or other commercial overnight courier for delivery on the next business day, or (iii) facsimile transmission, receipt confirmed. Any party may change its address for deliver of notices by properly notifying the others pursuant to this Section 6.4.

            20.5 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement shall nevertheless continue in full force and effect.

            20.6 Successors and Assigns. The terms, conditions and covenants of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective nominees, successors, beneficiaries and assigns; provided, however, no direct or indirect conveyance, assignment or transfer of any interest whatsoever of, in or to any or all of the Management Contracts shall be made by Contributor during the term of this Agreement. Acquiror may assign all or any of its right, title and interest under this Agreement to an Affiliate. No such assignee shall accrue any obligations or liabilities hereunder until the effective date of such assignment. In addition to its right of assignment, Acquiror shall also have the right, exercisable prior to Closing, to designate any Affiliate, as the grantee or transferee of any or all of the conveyances, transfers and assignments to be made by Contributor at Closing hereunder, independent of, or in addition to, any assignment of this Agreement. In the event of an assignment of this Agreement by Acquiror (but not in the event of the designation of any Affiliate), its assignee shall be deemed to be the Acquiror hereunder for purposes hereof, and shall have all rights of Acquiror hereunder (including but not limited to, the right of further assignment), and the assignor shall be released from all liability hereunder. In the event that an Affiliate shall be designated as a transferee hereunder, that transferee shall have the benefit of all of the representations and rights which, by the terms of this Agreement, are incorporated in or relate to the conveyance in question.

                                    * * * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.

MACK-CALI REALTY, L.P., a Delaware            PACIFICA HOLDING COMPANY LLC, a
limited partnership                           limited liability company


By: Mack-Cali Realty Corporation, a
Delaware corporation and its sole general
partner
                                              By:
                                                 -------------------------------
By:                                               Steve Leonard
   ---------------------------------------        Manager

Name: Roger W. Thomas

Title: Executive Vice President